Exhibit 4.7

                  FIFTH AMENDMENT dated as of April 5, 1996 (this "Amendment") to the CREDIT AGREEMENT dated as of June 22, 1994 and as amended and in effect immediately prior to the date hereof (the "Credit Agreement") among COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation (the "Borrower"), COLLINS & AIKMAN CANADA INC. (f/k/a WCA Canada Inc.), a Canadian corporation (the "Canadian Borrower"), COLLINS & AIKMAN CORPORATION, a Delaware corporation ("Holdings"), the financial institutions party thereto (the "Lenders"), and CHEMICAL BANK, as administrative agent (the "Administrative Agent").

                  A. The Borrower, the Canadian Borrower, Holdings, the Lenders and the Administrative Agent desire to amend the Credit Agreement in certain respects as hereinafter set forth.

                  B. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

                  Accordingly, the Borrower, the Canadian Borrower, Holdings, the Lenders and the Administrative Agent hereby agree as follows:

                  SECTION 1. Amendment of Credit Agreement. The Credit Agreement is hereby amended effective as of the Effective Date (as hereinafter defined) as follows:

                  (a) Subsection 6.14 is amended by deleting the line "February 1, 1996 -January 31, 1997 3.50 to 1.00" in the table appearing in such subsection and substituting therefor the following two lines:

                February 1, 1996 - April 30, 1996    3.25 to 1.00
                  May 1, 1996 - January 31, 1997     3.50 to 1.00

                  (b) Subsection  6.16 is amended by deleting the ratio "3.50 to
1. 00" appearing opposite the date "April 30, 1996" in the table in such subsection and substituting therefor the ratio "3.95 to 1.00"

                    SECTION 2. Effectiveness. This Amendment will become effective on the date, which may not be later than April 30, 1996 (the "Effective Date"), on which the following conditions have been satisfied: (i) the Administrative Agent shall have received counterparts of this Amendment which, when taken together, bear the signatures of the Borrower, the Canadian Borrower, Holdings, the Administrative Agent and the Required Lenders, (ii) on and as of the Effective Date and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing, (iii) the representations and warranties made by Holdings, the Borrower and the Canadian Borrower in the Credit Agreement shall be true and correct in all material respects on and as of the Effective Date as if made on such date, except where such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and (iv) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, dated the Effective Date, certifying the matters referred to in clauses (ii) and
(iii) above.


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                                                                              2




                  SECTION 3. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

                  SECTION 5. Agreement. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

                  SECTION 6. Expenses. The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation of this Amendment, including, but not limited to, the reasonable fees and disbursements of counsel for the Administrative Agent.

                  SECTION 7. Headings. The headings of this Amendment are for the purposes of reference only and shall not limit or otherwise affect the meanings hereof.


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                                                                               3



                    IN WITNESS WHEREOF, the Borrower, the Canadian Borrower, Holdings, the Lenders signatory hereto and the Administrative Agent have caused this Amendment to be duly executed by their duly authorized officers, all as of the dates first above written.


COLLINS & AIKMAN PRODUCTS CO.


By: /s/   J. Michael Stepp
   Name:     J. Michael Stepp
   Title:    Executive VP & CFO

COLLINS & AIKMAN CORPORATION


By:/s/    J. Michael Stepp
   Name:     J. Michael Stepp
   Title:    Executive VP & CFO


COLLINS & AIKMAN CANADA INC.
(Formerly known as WCA CANADA INC.)


By:/s/ Ronald T. Lindsay
   Name:     Ronald T. Lindsay
   Title:    Vice President

CHEMICAL BANK, as a Lender and
  as Administrative Agent


By:/s/ Rosemary Bradley
   Name:     Rosemary Bradley
   Title:    Vice President

NATIONSBANK, N.A.


By:____________________________
   Name:
   Title:

BANK OF AMERICA NATIONAL TRUST &
  SAVINGS ASSOCIATION


By:/s/ Linda A. Carper
   Name:     Linda A. Carper
   Title:    Managing Director

CREDIT LYONNAIS CAYMAN ISLAND
  BRANCH


By:____________________________
   Name:
   Title:

THE INDUSTRIAL BANK OF JAPAN, LTD.


By:____________________________
   Name:
   Title:

THE LONG-TERM CREDIT BANK OF
JAPAN LTD.


By:/s/ Jay Shankar
   Name:     Jay Shankar
   Title:    Vice President

THE TORONTO-DOMINION BANK


By:_____________________________
   Name:
   Title:

THE FIRST NATIONAL BANK OF BOSTON


By: /s/ William C. Purinton
   Name:  William C. Purinton
   Title: Vice President

BANK OF SCOTLAND


By:/s/ Catherine M. Oniffrey
   Name:     Catherine M. Oniffrey
   Title:    Vice President

THE BANK OF TOKYO TRUST COMPANY


By:_____________________________
   Name:
   Title:

BANQUE PARIBAS


By:/s/ Stephen L. Eisenstein
   Name:     Stephen L. Eisenstein
   Title:    Vice President


By:/s/ Douglas R. Gouchoe
   Name:     Douglas R. Gouchoe
   Title:    Vice President


BRANCH BANKING AND TRUST COMPANY


By:_____________________________
   Name:
   Title:

CANADIAN IMPERIAL BANK OF
COMMERCE


By: /s/ Roger Colden
   Name:  Roger Colden
   Title: Authorized Signatory

COMPAGNIE FINANCIERE DE CIC ET DE
    L'UNION EUROPEENNE


By:/s/ Sean Mounier
   Name:     Sean Mounier
   Title:    First Vice President


By:/s/ Marcus Edward
   Name:     Marcus Edward
   Title:    Vice President

THE NIPPON CREDIT BANK, LTD.


By:/s/ Clifford Abramsky
   Name:     Clifford Abramsky
   Title:    VP - Manager

SOCIETE GENERALE


By:/s/ Ralph Saheb
   Name:     Ralph Saheb
   Title:    Vice President

SOCIETY NATIONAL BANK


By:/s/ Sharon F. Weinstein
   Name:     Sharon F. Weinstein
   Title:    Vice President

THE TRAVELERS INSURANCE COMPANY


By:_____________________________
   Name:
   Title:

THE TRAVELERS INDEMNITY COMPANY


By:_____________________________
   Name:
   Title:

WACHOVIA BANK OF NORTH CAROLINA,
     N.A.


By:/s/ Sarah T. Warren
   Name:     Sarah T. Warren
   Title:    Vice President

WELLS FARGO BANK


By:/s/ Kathleen J. Harrison
   Name:     Kathleen J. Harrison
   Title:    Vice President

VAN KAMPEN AMERICAN CAPITAL PRIME
RATE INCOME TRUST


By:/s/ Jeffrey W. Maillet
   Name:     Jeffrey W. Maillet
   Title:    Sr. Vice Pres. - Portfolio Mgr.

ARAB BANKING CORPORATION


By: /s/ Louise Bilbro
   Name:  Louise Bilbro
   Title: Vice President

BANK OF IRELAND


By:/s/ John G. Cusack
   Name:     John G. Cusack
   Title:    Assistant Treasurer

THE BANK OF NEW YORK


By:______________________________
   Name:
   Title:

CREDITANSTALT CORPORATE FINANCE,
INC.


By:______________________________
   Name:
   Title:

By:______________________________
   Name:
   Title:

CRESTAR BANK


By:______________________________
   Name:
   Title:

FIRST UNION NATIONAL BANK OF NORTH
   CAROLINA


By:______________________________
   Name:
   Title:

FUJI BANK


By:_____________________________
   Name:
   Title:

GIROCREDIT BANK


By: /s/ John Redding/Richard Stone
   Name:  John Redding/Richard Stone
   Title:

MIDLAND BANK


By:______________________________
   Name:
   Title:

THE MITSUBISHI TRUST AND BANKING
   CORPORATION


By:/s/ Patricia Loret de Mola
   Name:     Patricia Loret de Mola
   Title:    Senior Vice President

NATIONAL CITY BANK


By:/s/ Lisa B. Lisi
   Name:     Lisa B. Lisi
   Title:    Account Officer

NBD BANK


By:/s/ Russell H. Liebetrau, Jr.
   Name:     Russell H. Liebetrau, Jr.
   Title:    Vice President

THE SUMITOMO TRUST & BANKING CO.,
LTD.


By:______________________________
   Name:
   Title:

UNITED STATES NATIONAL BANK OF
  OREGON


By:/s/ Stephen Mitchell
   Name:     Stephen Mitchell
   Title:    Vice President

THE YASUDA TRUST & BANKING CO.,
LTD.


By:_____________________________
   Name:
   Title:


CRESCENT/MACH 1 PARTNERS, L.P.

By TCW Asset Management Company

its Investment Manager



By:_____________________________
   Name:
   Title:


ALEXANDER HAMILTON LIFE
INSURANCE      CO.


By:_____________________________
   Name:
   Title:

KEYPORT LIFE INSURANCE CO.


By:______________________________
   Name:
   Title:

SAKURA BANK


By:______________________________
   Name:
   Title:

RESTRUCTURED OBLIGATIONS BACKED
BY SENIOR ASSETS


By:_____________________________
   Name:
   Title:


DRESDNER BANK, A.G. CHICAGO AND
GRAND CAYMAN BRANCHES


By:/s/ E. R. Holder
   Name:     E. R. Holder
   Title:    Vice President


By:/s/ Brian Brodeur
   Name:     Brian Brodeur
   Title:    Vice President